Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "INTERNATIONAL TEXTILE GROUP, INC.", FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF JUNE, A.D. 2012, AT 8:24 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

2367886 8100

120791149

AUTHENTICATION: 9679243

DATE: 06-29-12

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:24 AM 06/29/2012
FILED 08:24 AM 06/29/2012
SRV 120791149 - 2367886 FILE

CERTIFICATE OF INCREASE
OF
SERIES A CONVERTIBLE PREFERRED STOCK
OF
INTERNATIONAL TEXTILE GROUP, INC.

International Textile Group, Inc., a Delaware corporation (the "Company"), acting pursuant to Section 151 of the General Corporation Law of the State of Delaware, does hereby submit this Certificate of Increase with respect to its Series A Convertible Preferred Stock and certifies as follows:

FIRST: The name of the Company is International Textile Group, Inc.

SECOND: The Second Amended and Restated Certificate of Incorporation of the Company was filed with the Secretary of State of the State of Delaware on October 20, 2006.

THIRD: In a Certificate of Designation filed with the Secretary of State of the State of Delaware on March 2, 2007, pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Company was authorized to issue 12,000,000 shares of Series A Convertible Preferred Stock as a series of the Company's authorized Preferred Stock, par value $0.01 per share.

FOURTH: On June 22, 2012, the Company's Board of Directors duly adopted the following resolution:

RESOLVED, that the Company hereby authorizes and designates an additional 1,000,000 shares of the Company's Preferred Stock to be designated and issued as Series A Convertible Preferred Stock, such that the aggregate number of shares designated as Series A Convertible Preferred Stock shall be 13,000,000, and the appropriate officers of the Company be, and each of them hereby is, authorized and directed to execute and file with the Secretary of State of the State of Delaware a Certificate of Increase to such effect.

INTERNATIONAL TEXTILE GROUP, INC.

By: Neil W. Koonce
Name: NEIL W. KOONCE
Title: VICE PRESIDENT

Date: June 29, 2012